September 26, 1996




Emerald Gaming, Inc.
Bayport One, Suite 300
Yacht Club Drive
West Atlantic City, New Jersey  08232

Attn:  Doug Wellington

         Re:      Sale of the Harold's Club Casino
                  --------------------------------

Gentlemen:

         Shamrock Holdings Group, Inc. ("Shamrock") is attempting to sell the Harold's Club Casino (the "Club") in Reno, Nevada. In connection with such sale (the "Sale"), the parties agree as follows:

         1. Emerald Gaming, Inc. ("Emerald Gaming") hereby agrees that it will cooperate with Shamrock in consummating the Sale. Except as set forth in paragraph 2 below, all net proceeds from the Sale shall be paid to Shamrock.

         2. At the closing, Shamrock shall use a portion of the purchase price to pay all of the following costs and expenses:

         (a) all amounts outstanding under the ground leases relating to the Club (the "Ground Leases") on the closing date, including without limitation, all unpaid rent, late charges, interest, attorneys' fees and real estate taxes payable thereunder;

         (b) all of the costs and expenses incurred by Emerald Gaming and American Gaming & Entertainment, Ltd. ("American Gaming") in connection with the Sale, including without limitation, all attorneys fees relating to the Sale, provided however that such costs and expenses shall in no event exceed $15,000;

         (c) all reasonable attorneys' fees incurred by Emerald Gaming and American Gaming in connection with certain litigation commenced by the lessors under the Ground Leases against Emerald Gaming and American Gaming;

         (d) all reasonable costs and expenses hereafter incurred by Emerald Gaming and/or American Gaming in connection with the operation and maintenance of the Club; and

         (e) the accounts payable and other costs set forth on Schedule A attached hereto.

         3. Shamrock  will use good faith efforts to obtain  releases of Emerald
Gaming  and  American  Gaming  from  various   indemnification   agreements  and
guaranties in favor of Fitzgerald's Reno, Inc.

         4. Shamrock will use good faith efforts to obtain releases of Emerald Gaming from continuing liability under the Ground Leases.

         5. Shamrock acknowledges that certain Ground Leases require the lessor's consent to any assignment of such Ground Leases. American Gaming and Emerald Gaming will use good faith efforts to obtain such consents, provided, however, that American Gaming and Emerald Gaming do not represent or warrant that they will be able to obtain such consents. The parties acknowledge that the Sale might not occur if one or more of the Ground Leases is terminated as a result of the lessee's default thereunder.

         Please acknowledge your agreement to the foregoing by signing in the space indicated below.

                                    Very Truly Yours,

                                    SHAMROCK HOLDINGS GROUP, INC.


                                    By:/s/ Richard C. Breedan
                                       -------------------------
                                           Richard C. Breedan

Agreed and Accepted to this 10th
day of October, 1996

EMERALD GAMING, INC.


By:/s/ J. Douglas Wellington
   ----------------------------
       J. Douglas Wellington


AMERICAN GAMING & ENTERTAINMENT, LTD.

By:/s/ J. Douglas Wellington
   ----------------------------
       J. Douglas Wellington

Harolds Club Expenses (paid by AGEL)
January 1, 1996 through  September 17, 1996
SCHEDULE A



                                                                                    HC
             Vendor                             Description                   Related Expenses
----------------------------------          ---------------------             --------------
Nevada Bell                                 HC phone bill                     $     4,915.15
Carchman, Sochor & Schwartz                 Legal services                    $     5,170.00
Federal Express                             Postage                           $        10.75
Desert Security                             Security service                  $    42,238.73
State Industrial Insurance Systems          Tax                               $        30.00
Willis Corroon                              Insurance                         $   157,500.00
Black & Gemgross                            Legal                             $     7,000.50
Clark & Dicky                               Legal                             $     5,000.00
Sierra Power                                Utilities                         $   108,414.93
Easy Footer                                 Plumbing                          $       337.50
Barker Business Wire                        Human Resource Exps.              $       288.90
Garner Mechanical                           Pump                              $        68.50
----------------------------------          ---------------------             --------------

Total                                                                         $   331,962.96
